Exhibit 23.3

                             madman mining co. ltd.



                        CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of our report dated April 20, 2005, entitled "SUMMARY REPORT on the ONE GUN PROJECT", in this Form SB-2 Registration Statement filed by Vector Ventures Corp. with the United States Securities and Exchange Commission. In addition, we consent to our being named as an expert in the Registration Statement.

Dated the 20th day of December, 2005.


Madman Mining Co. Ltd.


/s/ Lloyd C. Brewer
----------------------------
Lloyd C. Brewer

         Suite 604, 700 West Pender Street, Vancouver, British Columbia,
          Canada, V6C 1G8 * Tel: (604) 970-0854 * Fax: (604) 669-9626
                          e-mail: madmanmining@aol.com